EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2011, which expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern, appearing in the  Annual Report on Form 10-K of BioDrain Medical, Inc. for the year ended December 31, 2010.

Olsen, Thielen & Co. Ltd.
/s/ Olsen, Thielen & Co. Ltd.

St. Paul, Minnesota
July 12, 2011